Exhibit 10.1
Separation and Advisory Agreement and Release
    This Separation and Advisory Agreement and Release (“Agreement”) is made by and between Jamie Siminoff (“Executive”) and Latch Systems, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).
    WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of May 15, 2023 (the “Employment Agreement”) and that certain Covenant Agreement (as defined in the Employment Agreement);
    WHEREAS, Latch, Inc. and Executive entered into that certain Common Stock Restriction Agreement, dated as of May 15, 2023 (the “Original Stock Restriction Agreement”);
    WHEREAS, Executive has indicated to the board of directors of the Company (the “Board”) his desire to step down from his current role as Chief Strategy Officer in order to pursue other opportunities and to transition into an advisory role to continue to support the Company and its subsidiaries and affiliates on an as-needed basis;
    WHEREAS, Executive and the Company have agreed that Executive’s employment with the Company and its subsidiaries and affiliates will terminate, effective as of the Separation Date (as defined below); and
    WHEREAS, in connection with Executive’s cessation of employment with the Company and its subsidiaries and affiliates, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates.
    NOW, THEREFORE, in consideration of the payments and benefits below and the amendment and restatement of the Original Stock Restriction Agreement, which is conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.Separation Date; Transition Period, Services, and Compensation. Executive’s last date of employment with the Company is December 31, 2024 (the “Separation Date”). Executive will remain in his current role as Chief Strategy Officer of the Company through the Separation Date and cease to be Chief Strategy Officer, or any other officer, and cease to be an employee of the Company as of the Separation Date. Between the Separation Date and the second anniversary thereof (such anniversary date, the “Advisory End Date” and such period, the “Advisory Period”), Executive shall serve in a non-officer, non-employee advisory capacity as the Company’s Doorman. While Executive is serving as Doorman during the Advisory Period, Executive agrees to, upon the Company’s request (i) meet with customers and stakeholders, (ii) assist or advise on product development, (iii) assist or advise on corporate development or strategic transactions, (iv) provide transition services to ensure an orderly and proper transition of Executive’s knowledge and duties to other service providers at the Company and (v) provide any other services that the Company may reasonably request from time to time (the “Advisory Services”). During the Advisory Period, (a) Executive will not have authority to bind or enter into agreements on behalf of the Company and (b) Executive’s sole compensation shall be as set forth in the Amended Stock Restriction Agreement (defined below), and Executive will receive no other cash, equity or other compensation, nor will Executive be eligible to participate in any of the Company’s benefits plans. Notwithstanding any other provision herein, the Company agrees to pay reasonable and documented attorneys’ fees incurred in connection with the negotiation of the last version of the Employment

Agreement, this Agreement, the Amended Stock Restriction Agreement (as defined herein) and the performance equity program and relevant award agreements, directly to Eric Hiduke within fourteen (14) days after the Company’s receipt of invoices with respect to such fees, in an amount not to exceed $25,000. The Separation Date shall be deemed a Date of Termination of Executive’s Continuous Service Status, as each term is defined in the Performance-Based Stock Option Agreement dated August 11, 2024 (the “Option Agreement”), such that the Option (as defined therein) shall be forfeited upon the Separation Date, notwithstanding any provisions to the contrary in the Option Agreement. The Advisory Period may be terminated prior to the Advisory End Date as follows (either such event, a “Termination of Advisory Services”): (a) By Executive, for any reason or no reason, by providing two weeks’ advance written notice to the Company or (b) by the Company, with or without cause, at any time upon written notice to Executive. Executive agrees that Sections 1, 2, 3, 4, 6, 8, 9, and 10 of the Covenant Agreement shall continue to apply to Executive with respect to services performed by the Executive for the Company during the Advisory Period. Through the Advisory End Date and to the extent reasonably requested by the Company, Executive shall cooperate with the Company regarding matters arising out of or related to Executive’s service to the Company, including, but not be limited to, executing any certifications or representations reasonably requested by the Company related to such service and such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing.
2.Salary and Benefits. To the extent not already paid, and subject to the terms and conditions of the Employment Agreement, the Company shall pay or provide to Executive all payments or benefits described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof. Other than the payments and benefits described in Section 3(c) of the Employment Agreement, Executive will not receive any of the payments or benefits described in Section 4 of the Employment Agreement. Executive has disclosed to the Company, in writing, all outstanding unreimbursed expenses incurred by Executive prior to the date hereof; Executive shall not incur additional expenses after the date hereof without the express prior written consent of the Company.
3.Amendment and Restatement of Stock Restriction Agreement. The Company and Executive agree to amend and restate the Original Stock Restriction Agreement, substantially in the form attached hereto as Exhibit A (as amended and restated, the “Amended Stock Restriction Agreement”).
4.Release of Claims and Covenant not to Sue. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries or affiliates, and any of its or their current and former officers, directors, equityholders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”) related to Executive’s employment with the Company or its subsidiaries or termination therefrom. Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement relating to Executive’s employment with the Company or its subsidiaries or termination therefrom, including, without limitation:

        (a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries and the termination of that relationship;
        (b)    any and all claims relating to, or arising from, Executive’s right to receive or purchase, or actual purchase of, any shares of stock, restricted stock units, stock options or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state law, and securities fraud under any state or federal law; provided, however, that Executive is not waiving hereby any claims related to the Amended Stock Restriction Agreement;
        (c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
        (d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
        (e)    any and all claims for violation of the federal or any state constitution;
        (f)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
        (g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;
        (h)    any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates; and
        (i)    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Executive hereby acknowledges that Executive is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Executive hereby agrees to expressly waive any rights Executive may have to that effect. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation and any right to receive an award for information provided thereunder, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company for discrimination (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee for any alleged discriminatory treatment), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law. This release further does not release claims for breach of Section 3(c) of the Employment Agreement. Notwithstanding anything herein to the contrary, the general release of claims in this section does not extend to claims by Executive for: (1)  claims for indemnification pursuant to any applicable director and officer insurance policies held by the Company, CA Labor Code §2802 (provided that any relevant reimbursable expenses have been disclosed to the Company prior to the date hereof in accordance with Section 2 of this Agreement), or any other agreement regarding indemnification between the Parties; (2) claims related to the enforcement of this Agreement; or (3) any other rights or benefits that cannot by law be released by private agreement or, as a matter of law, may not be waived, including but not limited to unwaivable rights Executive might have under federal and/or state law.
5.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement, and the Parties agree that such time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement; (c) Executive has seven business days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
6.    Company Release of Claims and Covenant not to Sue. The Company and any of its direct or indirect subsidiaries or affiliates (collectively, the “Releasors”) agree that the foregoing consideration represents settlement in full of all outstanding obligations owed by Executive related to Executive’s employment with the Company or its subsidiaries or termination therefrom. The Releasors hereby and forever release the Executive from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Releasors may possess against the Executive arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement relating to Executive’s employment with the Company or its subsidiaries or termination therefrom, including, without limitation:
        (a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Releasors and the termination of that relationship;
        (b)    any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits; and
        (c)    any and all claims for attorneys’ fees and costs.
Releasors agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Releasors hereby acknowledge that they are aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Releasors hereby agree to expressly waive any rights they may have to that effect. Notwithstanding anything herein to the contrary, the general release of claims in this section does not extend to claims by Releasors for: (1) claims related to the enforcement of this Agreement or the Amended Stock Restriction Agreement; (2) any other rights or benefits that cannot by law be released by private agreement or, as a matter of law, may not be waived, including but not limited to unwaivable rights the Releasors might have under federal and/or state law; (3) claims involving breach of fiduciary duty or related to criminal or fraudulent conduct by the Executive; or (4) claims that arise from actions or omissions that are unknown to a majority of the members of the Board as of the date of execution of this Agreement.
7.    Indemnification. The parties agree that Executive’s Indemnification Agreement, attached hereto as Exhibit B (the “Indemnification Agreement”), will remain in effect after the Separation Date subject to the terms, including Section 17, thereof. Notwithstanding any other agreement between the Parties, and for purposes of clarity, Executive’s Advisory Service pursuant to this agreement shall qualify as Corporate Status for purpose of the Indemnification Agreement, and the Indemnification Agreement shall continue to cover all actions undertaken by Executive in providing the Advisory Services hereunder.
8.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
9.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
10.    Governing Law; Dispute Resolution. This Agreement shall be subject to the provisions of Sections 9(a), 9(c) and 9(h) of the Employment Agreement.

11.    Effective Date. Executive has seven business days after Executive signs this Agreement to revoke it, and this Agreement will become effective on the day immediately following the seventh business day after Executive signed this Agreement (the “Effective Date”).
12.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.
    IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE
/s/ Jamie Siminoff
Dated: November 18, 2024		Jamie Siminoff

COMPANY
	By:	/s/ Priyen Patel
Dated: November 18, 2024		Name: Priyen Patel Title: General Counsel and Secretary

Exhibit A
Amended and Restated Stock Restriction Agreement
[Included as Exhibit 10.2 to this Report]

Exhibit B
Siminoff Indemnification Agreement
[Executed on the form included as Exhibit 10.15 to the Company's Amendment No. 1 to Form S-4 Registration Statement filed on March 30, 2021]
8